Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]


Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            BANNER CORPORATION
-----------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

                            BANNER CORPORATION
------------------------------------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X]  No fee required.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:
           N/A
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(2)  Aggregate number of securities to which transactions applies:
           N/A
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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
           N/A
------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:
           N/A
------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:
           N/A
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(2)  Form, schedule or registration statement no.:
           N/A
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(3)  Filing party:
           N/A
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(4)  Date filed:
           N/A
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



                               March 16, 2001

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Banner Corporation. The meeting will be held at the Elks Lodge at 351 E. Rose Street, Walla Walla, Washington, on Friday, April 20, 2001, at 10:00 a.m., local time.

     The Notice of Annual Meeting of Shareholders and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Deloitte & Touche LLP, the Company's independent auditors, will be present to respond to appropriate questions of shareholders.

     It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

     We look forward to seeing you at the meeting.

                                   Sincerely,



                                   /s/Gary Sirmon
                                   Gary Sirmon
                                   President and Chief Executive Officer

                             BANNER CORPORATION
                             10 S. First Avenue
                       Walla Walla, Washington 99362
                               (509) 527-3636

------------------------------------------------------------------------------

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        To Be Held On April 20, 2001

------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Shareholders of Banner Corporation ("Company") will be held at the Elks Lodge at 351 E. Rose Street, Walla Walla, Washington, on Friday, April 20, 2001, at 10:00 a.m., local time, for the following purposes:

     (1) To elect three directors to serve for a three year term and one director for a two year term;

     (2) The approval of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2001;

     (3) To consider and vote upon a proposal to adopt the Banner Corporation 2001 Stock Option Plan; and

     (4) To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

     NOTE: The Board of Directors is not aware of any other business to come before the meeting.

     Any action may be taken on the foregoing proposals at the meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Shareholders of record at the close of business on March 1, 2001 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

     Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ALBERT H. MARSHALL
                              ALBERT H. MARSHALL
                              SECRETARY

Walla Walla, Washington
March 16, 2001

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IMPORTANT:  The prompt return of proxies will save your company the expense of further requests for proxies in order to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.
------------------------------------------------------------------------------

------------------------------------------------------------------------------
                              PROXY STATEMENT
                                     OF
                             BANNER CORPORATION
                             10 S. First Avenue
                       Walla Walla, Washington  99362
                               (509) 527-3636

------------------------------------------------------------------------------
                       ANNUAL MEETING OF SHAREHOLDERS
                               April 20, 2001
------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Banner Corporation ("Company") to be used at the 2001 Annual Meeting of Shareholders ("Annual Meeting") of the Company. In connection with the recent reorganization of its subsidiaries, the Company changed its name from First Washington Bancorp, Inc. to Banner Corporation, effective October 30, 2000. Also on that date, the Company reorganized its banking subsidiaries into two state chartered commercial banks. As a result of this reorganization, First Savings Bank of Washington and its divisions, Whatcom State Bank and Seaport Citizens Bank, and Towne Bank merged into one Washington chartered commercial bank, known as Banner Bank. Inland Empire Bank, which changed its name to Banner Bank of Oregon, continues to be an Oregon chartered commercial bank in order to take advantage of its status as a community financial institution. The Company is the holding company for Banner Bank and Banner Bank of Oregon. Banner Bank and Banner Bank of Oregon are referred to collectively herein as the "Banks." The Annual Meeting will be held at the Elks Lodge at 351 E. Rose Street, Walla Walla, Washington on Friday, April 20, 2001, at 10:00 a.m., local time. This Proxy Statement and the enclosed proxy card are being first mailed to shareholders on or about March 16, 2001.

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                       VOTING AND PROXY PROCEDURE
------------------------------------------------------------------------------

     Shareholders Entitled to Vote. Shareholders of record as of the close of business on March 1, 2001 are entitled to one vote for each share of common stock ("Common Stock") of the Company then held. As of March 1, 2001, the Company had 12,000,753 shares of Common Stock issued and outstanding.

     If you are a beneficial owner of Company common stock held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Company common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

     Quorum. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining the existence of a quorum. Broker non-votes will be considered shares present and will be included in determining whether a quorum is present.

     Voting. The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted in accordance with the recommendations of the Board of Directors. If a shareholder of record attends the Annual Meeting, he or she may vote by ballot. The Board recommends a vote:

     . FOR the election of the nominees for director;

     . FOR the approval of the appointment of Deloitte & Touche LLP as independent auditors; and

     . FOR the adoption of the Banner Corporation 2001 Stock Option Plan.

     The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because the nominees receiving the greatest number of votes will be elected. In voting on the ratification of the appointment of Deloitte & Touche LLP as independent auditors and the proposal to adopt the Banner Corporation 2001 Stock Option Plan, you may vote in favor of the proposals, vote against the proposals or abstain from voting. These matters will be decided by the affirmative vote of a majority of the votes present in person or represented by proxy at the annual meeting and broker non-votes will have no effect on the voting. However, abstentions will have the effect of a vote against the proposal.

     Revocation of a Proxy. Shareholders who execute proxies retain the right to revoke them at any time before they are voted. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting. Attendance at the Annual Meeting will not automatically revoke a proxy, but a shareholder of record in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

     If your Company common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker or bank, you must contact your broker or bank.

     Participants in the Banner Corporation ESOP. If a shareholder is a participant in the Banner Corporation Employee Stock Ownership Plan (the "ESOP"), the proxy card represents a voting instruction to the trustees of the ESOP as to the number of shares in the participant's plan account. Each participant in the ESOP may direct the trustees as to the manner in which shares of Common Stock allocated to the participant's plan account are to be voted. Unallocated shares of Common Stock held by the ESOP and allocated shares for which no voting instructions are received will be voted by the trustees in the same proportion as shares for which the trustees have received voting instructions.

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        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
------------------------------------------------------------------------------

     Persons and groups who beneficially own in excess of 5% of the Company's Common Stock are required to file certain reports disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Based on such reports, the following table sets forth, as of February 1, 2001, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock. To the Company's knowledge, no other person or entity beneficially owned more than 5% of the Company's outstanding Common Stock as of February 1, 2001. Shares reflect the 10% stock dividend paid by the Company on August 17, 1998 and November 10, 2000.

     The following table also sets forth, as of February 1, 2001, information as to the shares of Common Stock beneficially owned by (a) each director, (b) each of the executive officers named in the Summary Compensation Table found below (the "named executive officers") and (c) all executive officers and directors of the Company as a group.

                                   Number of Shares        Percent of Shares
Name                               Beneficially Owned (1)     Outstanding
----                               ----------------------     -----------
Beneficial Owners of More Than 5%

Banner Corporation                       1,031,015 (2)            8.6%
Employee Stock Ownership Plan Trust

Westport Asset Management, Inc.          1,055,483 (3)            8.8
253 Riverside Avenue
Westport, Connecticut 06880

Dimensional Fund Advisors                  944,372 (4)            7.9
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

Directors

Robert D. Adams                             85,281 (5)             *
David B. Casper                             90,264 (6)             *
Margaret C. Langlie                         16,003                 *
Dean W. Mitchell                            78,628 (7)             *
Brent A. Orrico                            116,995 (8)             *
Wilber Pribilsky                            95,036 (9)             *
Marvin Sundquist                            99,981                 *

Named Executive Officers

Gary Sirmon**                              341,359                2.8
Jesse G. Foster**                           87,705                 *
S. Rick Meikle**                            96,736                 *
Lloyd W. Baker                              24,113 (10)
Michael K. Larsen                          152,502 (11)           1.3

All Executive Officers and               1,291,022               10.8
 Directors as a Group
 (13 persons)
----------------
*    Less than 1 percent of shares outstanding.
**   Messrs. Sirmon, Foster and Meikle are also directors of the Company.
(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has voting and/or investment power with respect to such security. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power. Shares held in accounts under the Company's ESOP and shares of restricted stock granted under the Company's Management Recognition and Development Plan, as to which the holders have voting power but not investment power, are included as follows: Mr. Adams, 4,134 shares; Mr. Casper, 4,134 shares; Mr. Mitchell, 4,134 shares; Mr. Pribilsky, 4,134 shares; Mr.

                     (footnotes continued on next page)

     Sundquist, 4,134 shares; Mr. Orrico, 2,420 shares; Ms. Langlie, 3,025 shares; Mr. Sirmon, 26,304 shares; Mr. Foster, 1,801 shares; Mr. Meikle, 1,487 shares; Mr. Baker, 4,619 shares; Mr. Larsen, 16,997 shares; and all executive officers and directors as a group, 78,316 shares. The amounts shown also include the following amounts of Common Stock which the indicated individuals have the right to acquire within 60 days of February 1, 2001 through the exercise of stock options granted pursuant to the Company's stock option plans: Mr. Adams, 37,395; Mr. Casper, 37,395; Mr. Mitchell, 37,395; Mr. Pribilsky, 37,395; Mr. Sundquist, 37,395; Mr. Orrico, 6,754; Ms. Langlie, 2,904; Mr. Sirmon, 198,456; Mr.
     Foster, 83,920; Mr. Meikle, 61,593; Mr. Baker, 11,377; Mr. Larsen, 83,119; and all executive officers and directors as a group, 640,500.
(2) Under the terms of the ESOP, the trustees will vote unallocated shares and allocated shares for which no voting instructions are received in the same proportion as shares for which the trustees have received voting instructions from participants. As of March 1, 2001, 397,738 shares have been allocated to participants' accounts, excluding allocations to individuals who no longer participate in the ESOP. The trustees of the ESOP are Directors Casper, Mitchell, Sundquist, Adams, Pribilsky, Orrico and Langlie.
(3) Information concerning the shares owned by Westport Asset Management, Inc. as of December 31, 2000 was obtained from a Schedule 13G dated February 12, 2001. According to this filing, Westport Asset Management, Inc., an investment advisor registered under the Investment Advisors Act of 1940, has shared voting power with respect to 789,283 shares and shared dispositive power with respect to 1,055,483 shares.
(4) Information concerning the shares owned by Dimensional Fund Advisors as of December 31, 2000 was obtained from a Schedule 13G dated February 2, 2001. According to this filing, Dimensional Fund Advisors, an investment advisor registered under the Investment Advisors Act of 1940, has sole voting and dispositive power with respect to 944,372 shares.
(5)  Includes 2,622 shares owned by Mr. Adams' wife.
(6)  Includes 1,718 shares owned by a company controlled by Mr. Casper.
(7)  Includes 1,210 shares owned by a company controlled by Mr. Mitchell.
(8) Includes 11,964 shares owned by companies controlled by Mr. Orrico and 85,283 shares owned by trusts directed by Mr. Orrico.
(9)  Includes 3,025 shares owned by a company controlled by Mr. Pribilsky.
(10) Includes 847 shares owned by Mr. Baker's wife.
(11) Includes 2,752 shares owned by Mr. Larsen's wife.

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                    PROPOSAL 1 -- ELECTION OF DIRECTORS
------------------------------------------------------------------------------

     The Board of Directors is divided into three classes with three-year staggered terms, with one third of the directors elected each year. Three directors will be elected at the Annual Meeting to serve for a three year period, or until their respective successors have been elected and qualified. The nominees for election this year are Gary Sirmon, Wilber Pribilsky, Robert
D. Adams and Steve Sundquist. Marvin Sundquist will retire as a director of the Company, effective April 20, 2001, and Steve Sundquist, Marvin Sundquist's son, has been nominated to fill the vacancy created by his retirement.

     It is intended that the proxies solicited by the Board of Directors will be voted for the election of the above named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may adopt a resolution to amend the Bylaws and reduce the size of the Board. At this time the Board of Directors knows of no reason why any nominee might be unavailable to serve.

     The Board of Directors recommends a vote "FOR" the election of Messrs. Sirmon, Pribilsky, Adams and Sundquist (Steve).

     The following table sets forth certain information regarding the nominees for election at the Annual Meeting, as well as information regarding those directors continuing in office after the Annual Meeting.

                              Year First Elected
                                 or Appointed           Term to
     Name           Age (1)      Director (2)           Expire
     ----           -------      ------------           ------
                               BOARD NOMINEES

Gary Sirmon           57             1983               2004(3)
Wilber Pribilsky      67             1987               2004(3)
Robert D. Adams       59             1984               2004(3)
Steve Sundquist       50             2001               2003(4)

                        DIRECTORS CONTINUING IN OFFICE

Jesse G. Foster       62             1996               2002
Dean W. Mitchell      66             1979               2002
S. Rick Meikle        53             1998               2002
Brent A. Orrico       51             1999               2002
David B. Casper       64             1976               2003
Margaret C. Langlie   55             2000               2003
----------------
(1)  As of December 31, 2000.
(2)  Includes prior service on the Board of Directors of Banner Bank.
(3)  Assuming the individual is re-elected.
(4)  Assuming the individual is elected.

     The present principal occupation and other business experience during the last five years of each nominee for election and each director continuing in office is set forth below:

     Gary Sirmon is Chief Executive Officer, President and a Director of the Company and Chief Executive Officer and a Director of Banner Bank. He joined Banner Bank in 1980 as an executive vice president and became its Chief Executive Officer in 1982.

     Wilber Pribilsky is the Chairman and Chief Executive Officer of Bur-Bee Co., Inc., a wholesale food distributor, with which he has been affiliated for 53 years.

     Robert D. Adams is a partner in and the President and Chief Executive Officer of Carroll Adams Tractor Co., which sells and rents farm, industrial and consumer equipment and with which he has been affiliated for 31 years.

     Steve Sundquist is the President and General Manager of SundRoy, LLC, a fruit packing and shipping company. He is also the Secretary and Management Team Leader of Sundquist Fruit and Cold Storage, Inc., a fruit grower and shipper.

     Jesse G. Foster is the Chief Executive Officer, President and a Director of Banner Bank of Oregon, formerly Inland Empire Bank. He joined the Bank in 1962.

     Dean W. Mitchell is Manager of Tri-Cities Communications, Inc., which operates KONA AM and FM radio stations, with which he has been affiliated for 43 years.

     S. Rick Meikle is the President and a Director of Banner Bank. He was formerly the Chief Executive Officer, President and a Director of Towne Bank, which he helped form in 1991.

     Brent A. Orrico is a former Director of Towne Bank. He is President of FAO Corporation, an asset management company, and is a principal of B & O Financial Management Company.

     David B. Casper is President of David Casper Ranch, Inc., a farming operation he has owned since 1973.

     Margaret C. Langlie is a former Director of Towne Bank, which she helped found in 1991. She is a partner in the law firm of Langlie & Goddu which has offices in Woodinville and Leavenworth, Washington.

------------------------------------------------------------------------------
             MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
------------------------------------------------------------------------------

     The Board of Directors of the Company conducts its business through meetings of the Board and through its committees. During the calendar year ended December 31, 2000, the Board of Directors of the Company held 13 meetings. No director of the Company attended fewer than 75% of the total meetings of the Board and committees on which such person served during this period.

     The Executive Committee, consisting of Directors Casper, Adams, Pribilsky and Sirmon, acts for the Board of Directors when formal Board action is required between regular meetings. This committee has the authority to exercise all powers of the full Board of Directors, except that it does not have the power, among other things, to: declare dividends, issue stock, amend the Bylaws, or approve any agreement of merger or consolidation other than mergers with a subsidiary of the Company. The Executive Committee did not meet during the year ended December 31, 2000.

     The Audit Committee, consisting of Directors Adams, Pribilsky, Casper, Mitchell, Sundquist (Marvin), Orrico and Langlie, oversees management's fulfillment of its financial reporting responsibilities and maintenance of an appropriate internal control system. It also recommends the appointment of the Company's independent public accountants and oversees the activities of the Company's internal audit functions. The Audit Committee has a Charter which specifies its obligation and the Audit Committee believes it has fulfilled its responsibility under the Charter. All members of the Audit Committee are non-employee directors. The Audit Committee met seven times during the year ended December 31, 2000.

     The Compensation Committee, which consists of Directors, Mitchell, Casper, Sundquist (Marvin), Adams, Pribilisky, Orrico and Langlie, sets salary policies and levels for senior management and oversees all salary and incentive compensation programs for the Company. The Compensation Committee met two times during the year ended December 31, 2000.

     The Incentive Stock Option Plan Committee, consisting of Directors Casper, Mitchell, Sundquist (Marvin), Adams, Pribilsky, Orrico and Langlie, administers the Company's stock option plan. This committee met six times during the year ended December 31, 2000.

     The Management Recognition and Development Plan Committee, consisting of Directors Casper, Mitchell, Sundquist (Marvin), Adams, Pribilsky, Orrico and Langlie, administers the Company's Management Recognition and Development Plan. This committee met once during the year ended December 31, 2000.

     The Nominating Committee, which consists of the entire Board of Directors, selects nominees for the election of directors and develops a list of nominees for board vacancies. The Nominating Committee met once during the year ended December 31, 2000.

------------------------------------------------------------------------------
                          DIRECTORS' COMPENSATION
------------------------------------------------------------------------------

     Non-employee directors of the Company receive a retainer of $12,000 and a fee of $1,000 per meeting attended, $500 per special meeting attended and $500 per committee meeting attended. Officers of the Company or its subsidiaries who are also directors do not receive any fee or remuneration for services as members of the Board of Directors or of any committee of the Board of Directors.

     In order to encourage the retention of qualified directors, the Company has entered into deferred fee agreements whereby directors may defer all or a portion of their regular fees until retirement. Each director may direct the investment of the deferred fees toward the purchase of life insurance or the Company's Common Stock. The Company has established a grantor trust to hold the Common Stock investments. The assets of the trust are considered part of the Company's general assets and the directors have the status of unsecured creditors of the Company with respect to the trust assets. The deferred fee agreements provide pre-retirement death and disability benefits in an amount based on the value of the director's account balance upon the occurrence of either event. At retirement, a director may elect to receive the balance of his account in a lump sum or in annual installments over a period not exceeding the life expectancy of the director and his beneficiary. At December 31, 2000, the Company's estimated deferred compensation liability expense accrual with respect to non-employee directors was $2.0 million.

------------------------------------------------------------------------------
                         EXECUTIVE COMPENSATION
------------------------------------------------------------------------------

     Summary Compensation Table. The following information is furnished for the Chief Executive Officer of the Company and for the four highest paid executive officers of the Company who received salary and incentive compensation in excess of $100,000 for the year ended December 31, 2000. Shares reflect the 10% stock dividend paid by the Company on August 17, 1998 and November 10, 2000.


                                                                    Long-Term Compensation
                                      Annual Compensation                   Awards
                             -------------------------------------  ----------------------
                                        Incentive     Other Annual  Restricted Securities   All Other
Name and                                  Compen-       Compen-      Stock     Underlying     Compen-
Position            Year*    Salary($)  sation($)(1)  sation($)(2)   Award($)  Options(#)   sation($)(3)
--------            -----    ---------  -----------   ------------   --------  ----------   ------------
Gary Sirmon         2000     308,275     122,238          ---         ---       18,350        68,651
 Chief Executive    1999**   295,000         ---          ---         ---       33,769        56,985
 Officer            1999***  256,375      96,363          ---         ---       20,071        60,373

Lloyd W. Baker      2000     121,737      28,404          ---         ---        4,800        20,212
 Treasurer          1999**   113,000         ---          ---         ---        3,880        15,929
                    1999***   94,361      17,600          ---         ---        2,306         9,915

Michael K. Larsen   2000     144,210      43,177          ---         ---        4,800        30,823
 Executive Vice     1999**   138,000         ---          ---         ---        6,317        31,986
 President          1999***  133,265      35,000          ---         ---        3,754        33,200

Jesse G. Foster     2000     149,112      39,071          ---         ---        9,000        19,868
 President of       1999**   142,008         ---          ---         ---        8,165        20,317
 Banner Bank of     1999***  135,511      39,636          ---         ---        4,830        18,126
 Oregon

S. Rick Meikle      2000     171,375      59,821          ---         ---       16,250        24,026
 President of       1999**   141,000         ---(4)       ---         ---        8,798        44,662
 Banner Bank        1999***  125,250     106,000(4)       ---         ---      125,643(5)     15,474





--------------------
* Effective December 31, 1999, the Company changed its fiscal year from March 31 to December 31.
**   Year ended December 31, 1999.
***  Year ended March 31, 1999.

                        (footnotes continued on next page)

(1) Incentive compensation for the calendar year ended December 31, 1999 was accrued during the year but paid in January 2000.
(2) Does not include certain benefits, the aggregate amounts of which do not exceed 10% of total annual salary and incentive compensation.
(3) Amounts for calendar year 2000 reflect: for Mr. Sirmon, cash distribution of accrued vacation leave of $23,119 pursuant to executive's election, deferred compensation contribution of $28,532, and ESOP contribution of $17,000; for Mr. Baker, cash distribution of accrued vacation leave of $4,346 pursuant to executive's election and ESOP contribution of $15,866; for Mr. Larsen, cash distribution of accrued vacation leave of $10,615 pursuant to executive's election, deferred compensation contribution of $3,208, and ESOP contribution of $17,000; for Mr.Foster, cash distribution of accrued vacation leave of $2,868 pursuant to executive's election, and ESOP contribution of $17,000; and for Mr. Meikle, deferred compensation contribution of $7,026 and ESOP contribution of $17,000.
(4) Mr. Meikle's incentive compensation was paid in January 1999 and was included for the fiscal year ended March 31, 1999 and not included in the year ended December 31, 1999.
(5)  Amount includes 29,690 of assumed options.

     Option Grants in Last Fiscal Year. The following table sets forth information concerning the grant of stock options to the named executive officers during the calendar year ended December 31, 2000. Shares reflect the 10% stock dividend paid by the Company on August 17, 1998 and November 10, 2000.



                                      Individual Grants
                      ---------------------------------------------------
                                       Percent                              Potential Realizable Value at
                      Number of       of Total                              Assumed Annual Rates of Stock
                      Securities      Options                               Price Appreciation for Option
                      Underlying     Granted to    Exercise                            Term(2)
                       Options      Employees in    Price      Expiration   -----------------------------
   Name               Granted(1)    Fiscal Year     ($/sh)        Date          5%($)          10%($)
   ----               ----------    -----------     ------        ----          -----          ------
Gary Sirmon            18,350          9.2%        $13.09375    11/21/10      $151,105        $382,929

Lloyd W. Baker          4,800          2.4          13.09375    11/21/10        39,526         100,167

Michael K. Larsen       4,800          2.4          13.09375    11/21/10        39,526         100,167

Jesse G. Foster         9,000          4.5          13.09375    11/21/10        74,111         187,813

S. Rick Meikle         16,250          8.2          13.09375    11/21/10       133,812         339,106




--------------------
(1) Each option grant reported in the table vests at the rate of 20% per annum. Options will become immediately exercisable in the event of a change in control of the Company.
(2) The dollar gains under these columns result from calculations required by the Securities and Exchange Commission's rules and are not intended to forecast future price appreciation of the Common Stock of the Company.
     It is important to note that options have value to the listed executives only if the stock price increases above the exercise price shown in the table during the effective option period. In order for the listed executives to realize the potential values set forth in the 5% and 10% columns in the table, the price per share of the Company's Common Stock would be approximately $21.33 and $33.96, respectively, as of the expiration of the options granted on November 21, 2000.

     Option Exercise/Value Table. The following information with respect to options exercised during the fiscal year ended December 31, 2000, and remaining unexercised at the end of the fiscal year, is presented for the named executive officers. Shares reflect the 10% stock dividend paid by the Company on August 17, 1998 and November 10, 2000.


                                               Number of Securities           Value of Unexercised
                                               Underlying Unexercised         In-the-Money Options
                    Shares                     Options at Fiscal Year End     At Fiscal Year End ($)(1)
                  Acquired on      Value       --------------------------     --------------------------
Name              Exercise (#)   Realized($)   Exercisable  Unexercisable     Exercisable  Unexercisable
----              ------------   -----------   -----------  -------------     -----------  -------------

Gary Sirmon            ---        $  ---         198,456       103,331         $553,577      $217,398

Jesse G. Foster        ---           ---          83,920        38,522          206,917        80,674

Lloyd W. Baker         ---           ---          11,377        11,709           29,828        22,337

Michael K. Larsen      ---           ---          83,119        32,199          239,550        77,620

S. Rick Meikle      22,892       180,810          43,441        80,863           49,035        45,998




---------------
(1) Value of unexercised in-the-money options equals market value of shares covered by in-the-money options on December 31, 2000 less the option exercise price. Options are in-the-money if the market value of the shares covered by the options is greater than the option exercise price.

     Employment Agreements with Named Executive Officers. The Company entered into employment agreements with Messrs. Sirmon, Larsen and Baker (individually, the "Executive") on July 1, 1998. The agreements provide that the Executive's base salary is subject to annual review. The current base salaries for Messrs. Sirmon, Larsen and Baker, are $325,000, $152,810 and $140,000, respectively. In addition to base salary, the agreements provide for the Executive's participation in the employee benefit plans and other fringe benefits applicable to executive personnel. The initial three-year term of each agreement may be extended annually for an additional year at the discretion of the Board of Directors of Banner Bank. The employment of the Executive is terminable at any time for cause as defined in the agreements.
In addition, the Executive may be terminated without cause in which case the Executive would continue to receive base salary and other benefits over the remaining term of the agreement.

     The agreements also provide for the payment of severance benefits to the Executive in the event of his termination of employment following a change in control of Banner Bank or the Company. Such benefits would include a lump sum payment equal to 2.99 times the average of the Executive's five preceding years' compensation and continuation of retirement, life, health, and disability coverage for a three-year period. In the event of a change in control of Banner Bank or the Company, the total cash payment due under the agreements, excluding any benefits payable under any employee benefit plan, would be approximately $2,011,859, $992,029 and $350,721 for Messrs. Sirmon, Larsen and Baker, respectively. For purposes of the agreements, "change in control" includes, among other things, a change in control within the meaning of the rules and regulations promulgated by the Board of Governors of the Federal Reserve System under the Change in Bank Control Act of 1978, the acquisition by any person of securities representing 20% or more of the outstanding securities of Banner Bank or the Company, or a plan of reorganization, merger, consolidation, or sale of substantially all of the assets of Banner Bank or the Company in which Banner Bank or the Company is not the resulting entity.

     The agreements restrict the right of the Executive to compete against Banner Bank or the Company for a period of one year following retirement in the area of Walla Walla or any other area in which Banner Bank maintains a full service branch office.

     Banner Bank of Oregon entered into an employment agreement with Mr. Foster on September 30, 1994. The agreement was continued, with certain modifications, following the acquisition of Banner Bank of Oregon by the Company. The initial term of the agreement expired on September 30, 1999.
The agreement provides for an automatic one-year extension unless either party gives notice of an intention not to renew at least 60 days prior to the expiration date. Mr. Foster's base salary, which is subject to periodic review, is currently $159,996. In the event of Mr. Foster's termination without cause, Banner Bank of Oregon is obligated to continue his then current salary through the expiration date of the agreement. In the event of Mr. Foster's resignation following a change in control of Banner Bank of Oregon (as defined in the agreement), Banner Bank of Oregon is obligated to continue his base salary for a 12 month period but, in any event, not longer than the expiration date of the agreement. The agreement restricts Mr. Foster's ability to compete with Banner Bank of Oregon within a 50-mile radius of Banner Bank of Oregon's main and branch office locations during any period in which he is receiving compensation payments from Banner Bank of Oregon.

     Towne Bank and the Company entered into an employment agreement with Mr. Meikle on April 1, 1998. The initial term of the agreement expires on April 1, 2001. The agreement provides for automatic one-year extensions. Mr. Meikle's base salary, which is subject to periodic review, is currently $225,000. In the event of Mr. Meikle's termination without cause, Banner Bank is obligated to continue his then current salary through the expiration date of the agreement. In the event of Mr. Meikle's voluntary resignation during the term of the agreement, Banner Bank shall pay to Mr. Meikle the compensation due him through his date of termination. The agreement restricts Mr. Meikle's ability to compete with Banner Bank for a period of three years following such termination in any city, town or county in which Banner Bank and/or the Company has an office or has filed an application for regulatory approval to establish an office, determined as of the effective date of such termination.

     Salary Continuation and Deferred Compensation Agreements. Banner Bank has entered into salary continuation agreements with Messrs. Sirmon and Larsen (individually, the "Executive") to ensure their continued service with Banner Bank through retirement. Banner Bank has purchased life insurance to finance the benefits payable under the agreements. Assuming that the Executive remains in the employ of Banner Bank to age 65, the agreements provide for monthly payments over a minimum of a 180-month period following retirement. The annual payment for Messrs. Sirmon and Larsen would be $112,000 and $64,000, respectively. In the event of the Executive's termination of employment by reason of death or disability prior to age 65, the salary continuation benefit would be payable to the Executive or his designated beneficiary.

     For 1994 and subsequent years, Section 401(a)(17) of the Code limits to $150,000 (indexed) per employee the amount of compensation that is considered for purposes of determining the maximum contribution to Banner Bank's tax-qualified profit sharing plan on behalf of each eligible employee. Banner Bank credits certain executive officers whose total compensation exceeds $150,000 with additional deferred compensation to restore amounts that may not be contributed to the profit sharing plan as a consequence of the Section 401(a)(17) limitation. For the fiscal year ended December 31, 2000, $28,532 was credited as deferred compensation on behalf of Mr. Sirmon; $3,208 was credited as deferred compensation for Mr. Larsen; and $7,026 was credited as deferred compensation for Mr. Meikle.

     Banner Bank of Oregon has entered into an agreement with Mr. Foster to provide him with supplemental retirement benefits. The agreement was continued, with certain modifications, following the acquisition of Banner Bank of Oregon by the Company. The agreement provides that, following Mr. Foster's retirement at or after attaining age 62 (or in the event of his prior death or disability) and for a 12-year period thereafter, Banner Bank of Oregon will pay him (or his beneficiary) an annual benefit equal to 40 percent of his average annual salary during the three years preceding his retirement. In the event of his termination of employment prior to age 62, Mr. Foster's benefits would be deferred until age 62. The agreement also restricts Mr. Foster's ability to compete with the Bank within a 50-mile radius of Banner Bank of Oregon's main and branch office locations for a one-year period following his termination of employment.

------------------------------------------------------------------------------
                            AUDIT COMMITTEE MATTERS
------------------------------------------------------------------------------

     Audit Committee Charter. The Audit Committee operates pursuant to a Charter approved by the Company's Board of Directors. The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of the Company. The Audit Committee Charter sets out the responsibilities, authority and specific duties of the Audit Committee. The Charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to the independent accountants, the internal audit department, and management of the Company. A copy of the Audit Committee Charter is attached to this Proxy Statement as Exhibit A.

     Report of the Audit Committee. The Audit Committee reports as follows with respect to the Company's audited financial statements for the year ended December 31, 2000:

     . The Audit Committee has completed its initial review and discussion of the Company's 2000 audited financial statements with management;

     . The Audit Committee has discussed with the independent auditors (Deloitte & Touche LLP) the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications, including matters related to the conduct of the audit of the Company's financial statements;

     . The Audit Committee has received written disclosures, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, indicating all relationships, if any, between the independent auditor and its related entities and the Company and its related entities which, in the auditors' professional judgment, reasonably may be thought to bear on the auditors' independence, and the letter from the independent auditors confirming that, in its professional judgment, it is independent from the Company and its related entities, and has discussed with the auditors the auditors' independence from the Company; and

     . The Audit Committee has, based on its initial review and discussions with management of the Company's 2000 audited financial statements and discussions with the independent auditors, recommended to the Board of Directors that the Company's audited financial statements for the year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K.

          Audit Committee:         Robert D. Adams, Chairman
                                   Wilber Pribilsky
                                   David B. Casper
                                   Dean W. Mitchell
                                   Marvin Sundquist
                                   Brent A. Orrico
                                   Margaret C. Langlie

     Independence and Other Matters. Each member of the Audit Committee is "independent," as defined, in the case of the Company, under The Nasdaq Stock Market Rules. The Audit Committee members do not have any relationship to the Company that may interfere with the exercise of their independence from management and the Company. None of the Audit Committee members are current officers or employees of the Company or its affiliates.

------------------------------------------------------------------------------
                      COMPENSATION COMMITTEE MATTERS
------------------------------------------------------------------------------

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and Performance Graph shall not be incorporated by reference into any such filings.

     Report of the Compensation Committee. Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to the fundamental executive compensation decisions affecting those individuals. The Compensation Committee of the Board of Directors of the Company is responsible for establishing and monitoring compensation policies of the Company and for reviewing and ratifying the actions of the Compensation Committees of the Boards of Directors of Banner Bank and Banner Bank of Oregon. Performance is evaluated and salaries are set by the Compensation Committees of the Banks.

     General. The Banks' Compensation Committees' duties are to recommend and administer policies that govern executive compensation. The Committees evaluate individual executive performance, compensation policies and salaries. The Committees are responsible for evaluating the performance of the Chief Executive Officers of the Banks while the Chief Executive Officers of the Banks evaluate the performance of other senior officers of the respective Banks and make recommendations to the Committees regarding compensation levels. The committees have final authority to set compensation levels.

     Compensation Policies. The executive compensation policies of the Banks are designed to establish an appropriate relationship between executive pay and the Company's and the Banks' annual performance, to reflect the attainment of short- and long-term financial performance goals and to enhance the ability of the Company and the Banks to attract and retain qualified executive officers. The principles underlying the executive compensation policies include the following:

     . To attract and retain key executives who are vital to the long-term success of the Company and the Banks and are of the highest caliber;

     . To provide levels of compensation competitive with those offered throughout the financial industry and consistent with the Company's and the Banks' level of performance;

     . To motivate executives to enhance long-term shareholder value by building their equity interest in the Company; and

     . To integrate the compensation program with the Company's and the Banks' annual and long-term strategic planning and performance measurement processes.

     The Committees consider a variety of subjective and objective factors in determining the compensation package for individual executives including: (1) the performance of the Company and the Banks as a whole with emphasis on annual performance factors and long-term objectives; (2) the responsibilities assigned to each executive; and (3) the performance of each executive of assigned responsibilities as measured by the progress of the Company and the Banks during the year.

     Base Salary. The Banks' current compensation plan involves a combination of salary, at-risk incentives to reward short-term performance, stock options to reward long-term performance and deferred compensation. The salary levels of executive officers are designed to be competitive within the banking and financial services industries. In setting competitive salary levels, the Compensation Committees continually evaluate current salary levels by surveying similar institutions in Washington, Oregon, the Northwest and the United States. The Committees' peer group analysis focuses on asset size, nature of ownership, type of operation and other common factors.
Specifically, the Committees annually review the Northwest Financial Industry Salary Survey prepared by Milliman & Robertson, Inc. (actuaries and consultants) in association with the Washington Bankers Association, the Washington Financial League and the Oregon Bankers Association, covering 110 Northwest financial organizations, the Federal Home Loan Bank ("FHLB") of Seattle data covering the seven states of the 12th FHLB District, the America's Community Bankers' Compensation Survey which covers 533 responding financial institutions, the Watson Wyatt Survey of Top Management Compensation, and the Moss Adams Pacific Northwest Bankers Compensation Survey covering 80 respondents in Washington, Oregon, Idaho and Montana.

     Incentive (at-risk) Compensation Program. A short-term incentive plan is in effect for the officers of the Banks which is designed to compensate for performance. The plan is designed to provide for incentive compensation of up to 35% of salary for the chief executive officers, up to 25% of salary for executive vice presidents, up to 20% of salary for senior vice presidents and up to 15% of salary for vice presidents and certain other officers. In certain circumstances, incentive compensation may be payable at higher levels based on exceptional performance in excess of established targets. The performance incentive is based primarily on quantifiable data such as return on assets, return on equity, loan and deposit growth, asset quality and level of operating expenses. Subjective evaluation of performance is limited.

     Deferred Compensation. To the extent that executive officers' contributions to Banner Bank's retirement programs are limited by applicable law, Banner Bank credits each affected executive with deferred compensation in the amount of the additional annual contribution the executive would have received if such limits were not applicable.

     Long Term Incentive Compensation. The Company, with shareholder approval, on July 26, 1996, adopted the 1996 Management Recognition and Development Plan and the 1996 Stock Option Plan, and on July 24, 1998, the 1998 Stock Option Plan, under which officers may receive grants and awards. The Company believes that stock ownership by the Company's and the Banks' officers is a significant factor in aligning the interests of the officers with those of shareholders. Stock options and stock awards under such plans were allocated based upon regulatory practices and policies, the practices of other recently converted financial institutions as verified by external surveys and based upon the officers' level of responsibility and contributions to the Company and the Banks.

     Compensation of the Chief Executive Officer. During the calendar year ended December 31, 2000, the base salary of Gary Sirmon, President and Chief Executive Officer of the Company and Chief Executive Officer of Banner Bank, was $308,275. In addition, he received incentive compensation of $122,238, which was accrued during the calendar year ended December 31, 1999 but was paid in January 2000, and was credited with $45,532 in other compensation (comprised of Deferred Compensation - $28,532 and Employees' Stock Ownership Plan - $17,000). This resulted in total compensation of $476,045, which, excluding the incentive compensation accrued during the calendar year ended December 31, 1999 but not paid until January 2000, represents an 8.2% increase from the twelve month period ended December 31, 1999. In addition, Mr. Sirmon took a $23,119 cash distribution of accrued vacation. The Committee believes that Mr. Sirmon's compensation is appropriate based on the Company's overall compensation policy, on the basis of the Committee's consideration of peer group data, and the financial performance of the Company during the fiscal year.

           Compensation Committee:       Dean Mitchell, Chairman
                                         Marvin Sundquist, Vice-Chairman
                                         Robert D. Adams
                                         David B. Casper
                                         Wilber Pribilsky
                                         Brent A. Orrico
                                         Margaret C. Langlie

     Compensation Committee Interlocks and Insider Participation. No inside directors, i.e. Messrs. Sirmon, Foster, or Meikle, serve as members of the Compensation Committee of the Company and/or the Banks.

     Performance Graph. The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Nasdaq (U.S. Stock) Index, a peer group of the SNL $1 Billion to $5 Billion Asset Bank Index and a peer group of the SNL $1 Billion to $5 Billion Asset Thrift Index. Total return assumes the reinvestment of all dividends.

                  COMPARISON OF CUMULATIVE TOTAL RETURN *

                         [graph appears here]

                                            Period Ending
                     ---------------------------------------------------------
Index                11/01/95  12/31/96  12/31/97 12/31/98  12/31/99  12/31/00
------------------------------------------------------------------------------
Banner Corporation   $100.00   $141.82   $214.84   $209.26   $132.12   $155.98
Nasdaq Total U.S.     100.00    123.04    150.69    212.51    394.94    237.68
SNL $1B-$5B Banks     100.00    129.63    216.19    215.69    198.23    224.95
SNL $1B-$5B Thrifts   100.00    131.21    232.91    209.06    187.22    226.30

* Assumes $100 invested in the Company's Common Stock at the closing price per share and each index on December 31, 1995 and that all dividends were reinvested. Information for the graph was provided by SNL Securities L.C.

------------------------------------------------------------------------------
             COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
------------------------------------------------------------------------------

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms it has received and written representations provided to the Company by the above referenced persons, the Company believes that during the fiscal year ended December 31, 2000 all filing requirements applicable to its reporting officers, directors and greater than 10% shareholders were properly and timely complied with.

------------------------------------------------------------------------------
                       TRANSACTIONS WITH MANAGEMENT
------------------------------------------------------------------------------

     Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, except for loans made pursuant to programs generally available to all employees, and must not involve more than the normal risk of repayment or present other unfavorable features. The Company's subsidiary financial institutions are therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made pursuant to programs generally available to all employees, and has adopted a policy to this effect. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, are in excess of the greater of $25,000 or 5% of the institution's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

------------------------------------------------------------------------------
      PROPOSAL II -- APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS
------------------------------------------------------------------------------

     Deloitte & Touche LLP served as the Company's independent auditors for the calendar year ended December 31, 2000. The Board of Directors has appointed Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 2001, subject to approval by stockholders. A representative of Deloitte & Touche LLP will be present at the Annual Meeting to respond to stockholders' questions and will have the opportunity to make a statement if he or she so desires.

Audit Fees

     The aggregate fees billed to the Company by Deloitte & Touche LLP for professional services rendered for the audit of the Company's financial statements for fiscal 2000 and the reviews of the financial statements included in the Company Forms 10-Q for that year, including travel expenses, were $236,000.

Financial Information Systems Design and Implementation Fees

     Deloitte & Touche LLP performed no financial information system design or implementation work for the Company during the fiscal year ended December 31, 2000.

All Other Fees

     Other than audit fees, the aggregate fees billed to the Company by Deloitte & Touche LLP for fiscal 2000, none of which were financial information systems design and implementation fees, were $16,000. The Audit Committee of the Board of Directors determined that the services performed by Deloitte & Touche LLP other than audit services are not incompatible with Deloitte & Touche LLP maintaining its independence.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

------------------------------------------------------------------------------
              PROPOSAL III -- APPROVAL OF 2001 STOCK OPTION PLAN
------------------------------------------------------------------------------

General

     On February 22, 2001, the Board of Directors of the Company adopted, subject to shareholder approval, the Banner Corporation 2001 Stock Option Plan (the "2001 Plan").

     The objective of the 2001 Plan is to reward performance and build the participants' equity interest in the Company by providing long-term incentives and rewards to directors, key employees and other persons who provide services to the Company and its subsidiaries and who contribute to the success of the Company by their innovation, ability, industry, loyalty and exceptional service.

     The Company currently maintains the 1996 Stock Option Plan and 1998 Stock Option Plan both of which were previously approved by shareholders. Stock options were awarded pursuant to the 1996 and 1998 Stock Option Plans to officers and directors of the Company and Banner Bank, as well as to the officers and directors of Inland Empire, Towne Bank and Whatcom State Bank in connection with their acquisition by the Company. The Company also assumed certain option plans of Towne Bancorp, Inc. and Whatcom State Bancorp, Inc. in connection with the acquisition of each of their respective subsidiary banks, Towne Bank and Whatcom State Bank. As of March 1, 2001, options to acquire 1,853,895 shares of Common Stock were outstanding and 18,591 shares remained available for grant. Awards under these prior plans will not be affected by adoption of the 2001 Plan. The Company believes that the availability of stock compensation programs is an important element of the Company's overall incentive compensation strategy and that the adoption of the 2001 Plan will assist the Company in meeting the objectives of such strategy.

     The following summary is a brief description of the material features of the 2001 Plan. This summary is qualified in its entirety by reference to the 2001 Plan, a copy of which is attached as Exhibit B.

Summary of the 2001 Plan

     Type of Stock Option Grants. The 2001 Plan provides for the grant of incentive stock options ("ISOs"), within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended ("Code"), and Non-Qualified Stock Options ("NQSOs"), which do not satisfy the requirements for ISO treatment.

     Administration. The 2001 Plan is administered by a committee, the members of which are appointed by the Company's Board of Directors ("Committee"). Subject to the terms of the 2001 Plan and resolutions of the Board, the Committee interprets the 2001 Plan and is authorized to make all determinations and decisions thereunder. The Committee also determines the individuals to whom stock options will be granted, the type and amount of stock options that will be granted, and the terms and conditions applicable to such grants.

     Participants. All directors, advisory directors, directors emeriti and employees of the Company and its subsidiaries are eligible to participate in the 2001 Plan, except that only employees may be granted ISOs.

     Number of Shares of Common Stock Available. The Company has reserved 480,000 shares of Common Stock for issuance under the 2001 Plan in connection with the exercise of awards. Shares of Common Stock to be issued under the 2001 Plan will be authorized but unissued shares. To the extent the Company utilizes authorized but unissued shares to fund the 2001 Plan, the interests of current shareholders will be diluted. If all options are granted through the use of authorized but unissued Common Stock, current shareholders would be diluted by approximately 4.00% based on the number of shares outstanding on March 1, 2001. Any shares subject to an award which expires or is terminated unexercised will again be available for issuance under the 2001 Plan.

     Adjustments Upon Changes in Capitalization.   Shares awarded under the
2001 Plan will be adjusted by the Committee in the event of a reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or other change in corporate structure or the Common Stock of the Company.

     Stock Option Grants. The exercise price of each ISO or NQSO will be at least equal to the fair market value of a share of Common Stock, as determined by the average of the highest and lowest selling price of the Common Stock on The Nasdaq Stock Market on the date the option is granted. The average of the highest and lowest selling price of the Common Stock on The Nasdaq Stock Market on March 1, 2001 was $16.50.

     The aggregate fair market value of ISO shares granted to any employee that may be exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and its subsidiaries) may not exceed $100,000. The exercise price of an option may be paid in cash, Common Stock or other property, by the immediate sale through a broker of the number of shares being acquired sufficient to pay the purchase price, or by a combination of these methods, as and to the extent permitted by the Committee.

     Transferability of Awards. Under the 2001 Plan, no ISO is transferable other than by will or the laws of descent and distribution. Any other option shall be transferable by will, the laws of descent and distribution, a "domestic relations order," as defined in the Code, or a gift to any member of the participant's immediate family or to a trust for the benefit of one or more of such immediate family members. Options may become exercisable in full at the time of grant or at such other times and in such installments as the Committee determines or as may be specified in the 2001 Plan. Options may be exercised during periods before and after the participant terminates employment, as the case may be, to the extent authorized by the Committee or specified in the 2001 Plan. However, no ISO may be exercised after the tenth anniversary of the date the option was granted.

     Effect of a Change in Control. In the event of a tender offer, exchange offer for shares, or a change in control (as defined in the 2001 Plan) of the Company, each outstanding stock option grant will become fully vested. In addition, in the event of a merger or other corporate event in which the Company is not the surviving entity, the 2001 Plan provides that the participant may elect to receive the excess of the fair market value of the Common Stock underlying the option over the option's exercise price in cash or property, as determined in the Committee's discretion.

     Term of the 2001 Plan. The 2001 Plan will be effective only upon approval by the shareholders of the Company. The 2001 Plan will expire on the tenth anniversary of the effective date, unless terminated sooner by the Board.

     Prohibition on Repricing Underwater Options. The Committee may not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding option to reduce the option price. Furthermore, no option may be canceled and replaced with awards having a lower option price without further approval of the shareholders.

     Amendment of the 2001 Plan. The 2001 Plan allows the Board to amend, suspend or terminate the 2001 Plan without shareholder approval unless such approval is required to comply with a tax law or regulatory requirement. Shareholder approval will generally be required with respect to an amendment to the 2001 Plan that will (i) increase the aggregate number of securities which may be issued under the 2001 Plan, except as specifically set forth under the 2001 Plan, (ii) materially increase the benefits accruing to participants under the 2001 Plan, (iii) materially change the requirements as to eligibility for participation in the 2001 Plan, or (iv) change the class of persons eligible to participate in the 2001 Plan. No amendment, suspension or termination of the stock option plan, however, will impair the rights of any participant, without his or her consent, in any award made under the stock option plan.

     Certain Federal Income Tax Consequences. The following brief description of the tax consequences of stock option grants under the 2001 Plan is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences.

     There are no federal income tax consequences either to the optionee or to the Company upon the grant of an ISO or a NQSO. On the exercise of an ISO during employment or within three months thereafter, the optionee will not recognize any income and the Company will not be entitled to a deduction, although the excess of the fair market value of the shares on the date of exercise over the option price is includible in the optionee's alternative minimum taxable income, which may give rise to alternative minimum tax liability for the optionee. Generally, if the optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the optionee. If the shares are disposed of after the two year and one year periods mentioned above, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

     On exercise of a NQSO, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the optionee as ordinary income and deductible by the Company, provided the Company properly reports the income in respect of the exercise. The disposition of shares acquired upon the exercise of a NQSO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

New Plan Benefits.

     Although the Company anticipates that option grants will be made to directors, officers and employees following the effective date and during the term of the 2001 Plan, no specific determinations have been made regarding the timing, recipients, size or terms of individual awards.

Board of Directors Recommendation.

     The Board of Directors recommends a vote "FOR" the adoption of the 2001 Plan attached to this Proxy Statement as Exhibit B.

------------------------------------------------------------------------------
                               OTHER MATTERS
------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

------------------------------------------------------------------------------
                               MISCELLANEOUS
------------------------------------------------------------------------------

     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telecopier or telephone without additional compensation. The Company has retained Georgeson Shareholder Communications, Inc. to assist in soliciting proxies of shareholders whose shares are held in street name by brokers, banks and other institutions at a cost of $5,500 plus expenses.

     The Company's 2000 Annual Report to Shareholders, including financial statements, has been mailed to all shareholders of record as of the close of business on March 1, 2001. Any shareholder who has not received a copy of such annual report may obtain a copy by writing to the Company. The Annual Report is not to be treated as part of the proxy solicitation material or having been incorporated herein by reference.

     A copy of the Company's Form 10-K for the calendar year ended December 31, 2000, as filed with the Securities and Exchange Commission, will be furnished without charge to shareholders of record as of March 1, 2001 upon written request to Albert H. Marshall, Secretary, Banner Corporation, 10 S. First Avenue, PO Box 907, Walla Walla, Washington 99362.

------------------------------------------------------------------------------
                         SHAREHOLDER PROPOSALS
------------------------------------------------------------------------------

     Proposals of shareholders intended to be presented at the Company's annual meeting to be held in 2002 must be received by the Company no later than November 23, 2001 to be considered for inclusion in the proxy materials and form of proxy relating to such meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

     In addition, the Company's Articles of Incorporation provide that in order for business to be brought before the Annual Meeting, a shareholder must deliver notice to the Secretary not less than 30 nor more than 60 days prior to the date of the Annual Meeting; provided that if less than 31 days' notice of the Annual Meeting is given to shareholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the Annual Meeting was mailed to shareholders. The notice must state the shareholder's name, address and number of shares of Common Stock held, and briefly discuss the business to be brought before the Annual Meeting, the reasons for conducting such business at the Annual Meeting and any interest of the shareholder in the proposal.

     The Company's Articles of Incorporation provide that if a shareholder intends to nominate a candidate for election as a director, the shareholder must deliver written notice of his or her intention to the Secretary of the Company not less than thirty days nor more than sixty days prior to the date of the Annual Meeting of shareholders; provided, however, that if less than thirty-one days' notice of the Annual Meeting is given to shareholders, such written notice must be delivered to the Secretary of the Company not later than the close of the tenth day following the day on which notice of the Annual Meeting was mailed to shareholders. The notice must set forth (i) the name, age, business address and, if known, residence address of each nominee for election as a director, (ii) the principal occupation or employment of each nominee, (iii) the number of shares of Common Stock of the Company which are beneficially owned by each such nominee, (iv) such other information as would be required to be included pursuant to the Exchange Act in a proxy statement soliciting proxies for the election of the proposed nominee, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and
(v) as to the shareholder giving such notice (a) his or her name and address as they appear on the Company's books and (b) the class and number of shares of the Company which are beneficially owned by such shareholder.

                                BY ORDER OF THE BOARD OF DIRECTORS


                                /s/ALBERT H. MARSHALL
                                ALBERT H. MARSHALL
                                SECRETARY

Walla Walla, Washington
March 16, 2001

                        BANNER CORPORATION                           EXHIBIT A
                     AUDIT COMMITTEE CHARTER

I.   Purpose

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the quality and integrity of financial reports and other financial information provided by the Corporation; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

     1. Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.
     2. Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.
     3. Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.  Composition

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationships that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment, as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices. Member independence and experience will be in conformance with rules established by the SEC, NASD, and the AICPA. The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chair is selected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. Meetings

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the Internal Audit Officer and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with IV. 4. below.

IV.  Responsibilities and Duties

     To fulfill its responsibilities and duties, the Audit Committee shall:

  Documents / Reports Review

     1. Review and update this Charter periodically, at least annually, as conditions dictate.
     2. Review the organization's annual financial statements and any submitted to the public, including any certification, report, opinion, or review rendered by the independent accountants.
     3. Review the regular internal reports prepared by the internal auditing department and management's response.
     4. Review with financial management and the independent accountants the 10-Q, 10-K and annual report to shareholders prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

     5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.
     6. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.
     7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.
     8. Discuss with the independent auditors all matters required by Statement of Auditing Standards No. 61 relating to the conduct of the audit.

  Financial Reporting Processes

     9. In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.
    10. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.
    11. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

  Process Improvements

    12. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.
    13. Following completion of the annual audit, review separately, as needed, with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.
    14. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.
    15. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

  Compliance

    16. Review the Corporation's financial statements, reports and other information disseminated to the public. Assess compliance with legal requirements and engage outside consultants, when necessary.
    17. Review activities, organizational structure, and qualifications of the internal audit department.
    18. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.
    19. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's public financial statements.
    20. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                   * * * * *

                              BANNER CORPORATION                     EXHIBIT B

                            2001 STOCK OPTION PLAN


     1. Plan Purpose. The purpose of the Plan is to foster and promote the long-term success of the Corporation and its shareholders by a means of attracting and retaining directors, advisory directors, directors emeriti and employees of the Corporation and its Affiliates.

     2.    Definitions.  The following definitions are applicable to the Plan:

      "Affiliate" -- means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

      "Award" -- means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option, or any combination thereof, as provided in the Plan.

      "Award Agreement" -- means the agreement evidencing the grant of an Award made under the Plan.

      "Board" -- means the board of directors of the Corporation.

      "Cause" -- means Termination of Service by reason of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or gross negligence.

      "Code" -- means the Internal Revenue Code of 1986, as amended.

      "Committee" -- means the Committee referred to in Section 3 hereof.

      "Corporation" -- means Banner Corporation, a Washington corporation, and any successor thereto.

      "Disability" -- means any physical or mental injury or disease of a permanent nature which renders a Participant incapable of meeting the requirements of the employment or service performed by such Participant immediately prior to the commencement of such disability. The determination of whether a Participant is disabled shall be made by the Board in its sole and absolute discretion.

      "Incentive Stock Option" -- means an option to purchase Shares granted by the Committee which is intended to qualify as an incentive stock option under Section 422(b) of the Code. Unless otherwise set forth in the Award Agreement, any Option which does not qualify as an Incentive Stock Option for any reason shall be deemed ab initio to be a Non-Qualified Stock Option.

      "Market Value" -- means:

      (a) If the Shares are traded or quoted on The Nasdaq Stock Market or other national securities exchange on any date, then the Market Value shall be the average of the highest and lowest selling price on such exchange on such date or, if there were no sales on such date, then on the next prior business day on which there was a sale.

      (b) If the Shares are not traded or quoted on The Nasdaq Stock Market or other national securities exchange, then the Market Value shall be a value determined by the Committee in good faith on such basis as it deems appropriate.

      "Non-Qualified Stock Option" -- means an option to purchase Shares granted by the Committee which does not qualify, for any reason, as an Incentive Stock Option.

      "Option" -- means an Incentive Stock Option or a Non-Qualified Stock
Option.

      "Participant" -- means any director, advisory director, director emeritus or employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award.

      "Plan" -- means this Banner Corporation 2001 Stock Option Plan.

      "Shares" -- means the shares of common stock, $0.01 par value, of the Corporation.

      "Termination of Service" -- means cessation of service, for any reason, whether voluntary or involuntary, so that the affected individual is not either (i) an employee of the Corporation or any Affiliate for purposes of an Incentive Stock Option, or (ii) a director (including an advisory director or director emeritus) or employee of the Corporation or any Affiliate for purposes of any other Award.

     3. Administration. The Plan shall be administered by a Committee consisting of two or more members of the Board, each of whom (i) shall be an "outside director," as defined under Section 162(m) of the Code and the Treasury regulations thereunder, and (ii) shall be a "non-employee director," as defined under Rule 16(b) of the Securities Exchange Act of 1934 or any similar or successor provision. The members of the Committee shall be appointed by the Board. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards;
(ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of Award Agreements; (v) establish from time to time regulations for the administration of the Plan; and (vi) interpret the Plan and make all determinations deemed necessary or advisable for the administration of the Plan.

     A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

     4.  Shares Subject to Plan.

         (a) Subject to adjustment by the operation of Section 6, the maximum number of Shares with respect to which Awards may be made under the Plan is 480,000. The Shares with respect to which Awards may be made under the Plan will be authorized and unissued Shares. An Award shall not be considered to have been made under the Plan with respect to any Option which terminates, and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination has occurred.

         (b) During any calendar year, no Participant may be granted Awards under the Plan with respect to more than 100,000 Shares, subject to adjustment as provided in Section 6.

     5. Awards. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan and the requirements of applicable law as the Committee shall determine, including the granting of Options in tandem with other Awards under the Plan:

          (i) Exercise Price. The exercise price per Share for an Option shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Market Value of a Share on the date of grant of such Option.

          (ii) Option Term. The term of each Option shall be fixed by the Committee, but shall be no greater than ten (10) years for either an Incentive Stock Option or a Non-Qualified Stock Option.

        (iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other Awards or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made. The Committee may, in its discretion, arrange procedures for the payment of the exercise price with one or more stock brokerage firms for the purpose of allowing a Participant to make a "cashless exercise" of an Option.

          (iv) Incentive Stock Options. Incentive Stock Options may be granted by the Committee only to employees of the Corporation or its Affiliates.

           (v) Termination of Service. Unless otherwise determined by the Committee and set forth in the Award Agreement evidencing the grant of the Option, upon Termination of Service of the Participant for any reason other than for Cause, all Options then currently exercisable shall remain exercisable for the lesser of (A) three years following such Termination of Service or (B) until the expiration of the Option by its terms. Upon Termination of Service for Cause, all Options not previously exercised shall immediately be forfeited.

     6. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of shares and exercise price of the Award, if any, as to which Awards may be granted under the Plan and the number and class of shares and exercise price of the Award, if any, with respect to which Awards have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Except as otherwise provided herein, any Award which is adjusted as a result of this Section 6 shall be subject to the same terms and conditions as the original Award.

     7. Effect of Merger on Options. In the case of any merger, consolidation or combination of the Corporation (other than a merger, consolidation or combination in which the Corporation is the continuing corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof), any Participant to whom an Option has been granted shall have the additional right (subject to the provisions of the Plan and any limitation applicable to such Option), thereafter and during the term of each such Option, to receive upon exercise of any such Option an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the exercise price of such Option, multiplied by the number of Shares with respect to which such Option shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

     8. Effect of Change in Control. Each of the events specified in the following clauses (i) through (iii) of this Section 8 shall be deemed a "change in control": (i) any third person, including a "group" as defined in
Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Corporation with respect to which 25% or more of the total number of votes for the election of the Board may be cast,
(ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation shall cease to constitute a majority of the Board, or (iii) the shareholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly-owned corporation or for a sale or other disposition of all or substantially all the assets of the Corporation. If a tender offer or exchange offer for Shares (other than such an offer by the Corporation) is commenced, or if a change in control shall occur, unless the Committee shall have otherwise provided in the Award Agreement, all Options granted and not fully exercisable shall become exercisable in full upon the happening of such event. Provided, however, that no Option which has previously been exercised or otherwise terminated shall become exercisable.

     9. Assignments and Transfers. No Incentive Stock Option granted under the Plan shall be transferable other than by will or the laws of descent and distribution. Any other Award shall be transferable by will, the laws of descent and distribution, a "domestic relations order," as defined in Section 414(p)(1)(B) of the Code, or a gift to any member of the Participant's immediate family or to a trust for the benefit of one or more of such immediate family members. During the lifetime of an Award recipient, an Award shall be exercisable only by the Award recipient unless it has been transferred as permitted hereby, in which case it shall be exercisable only by such transferee. For the purpose of this Section 9, a Participant's "immediate family" shall mean the Participant's spouse, children and grandchildren.

    10. Employee Rights Under the Plan. No person shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Affiliate.

    11. Delivery and Registration of Stock. The Corporation's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other federal, state or local securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

    12. Withholding Tax. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option pursuant to the Plan, the Corporation shall have the right to require the Participant or such other person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld. All withholding decisions pursuant to this Section 12 shall be at the sole discretion of the Committee or the Corporation.

    13.  Amendment or Termination.

         (a) The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of shareholders or Participants, except that any such action will be subject to the approval of the Corporation's shareholders if, when and to the extent such shareholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board, in its discretion, determines to seek such shareholder approval.

         (b) The Committee may waive any conditions of or rights of the Corporation or modify or amend the terms of any outstanding Award. The Committee may not, however, amend, alter, suspend, discontinue or terminate any outstanding Award without the consent of the Participant or holder thereof, except as otherwise provided herein.

         (c) The Committee shall not, without the further approval of the shareholders of the Corporation, authorize the amendment of any outstanding Option to reduce the exercise price of the Option. Furthermore, no Option shall be canceled and replaced with awards having a lower exercise price without further approval of the shareholders of the Company. This Section 13(c) is intended to prohibit the repricing of "underwater" Options and shall not be construed to prohibit or in any way restrict the adjustments provided for in Section 6 of this Plan.

    14. Effective Date and Term of Plan. The Plan shall become effective upon the later of its adoption by the Board or its approval by the shareholders of the Corporation. It shall continue in effect for a term of ten (10) years thereafter unless sooner terminated under Section 13 hereof.

                                  * * * * *

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       REVOCABLE PROXY             The undersigned hereby appoints Dean W.
     BANNER CORPORATION            Mitchell and David B. Casper, and each
ANNUAL MEETING OF SHAREHOLDERS     of them, with full powers of substitution
      April 20, 2001               to act as attorneys and proxies for the
                                   undersigned, to vote all shares of Common
                                   Stock of Banner Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders
                                   ("Annual Meeting"), to be held at the Elks
                                   Lodge at 351 E. Rose Street, Walla Walla,
                                   Washington, on Friday, April 20, 2001, at
                                   10:00 a.m., local time, and at any and all adjournments thereof, as indicated.

1. The election as director of the nominees listed below (except as marked to the contrary below).

    Gary Sirmon (three       Wilber Pribilsky (three
                year term)                    year term     [ ] FOR  [ ] VOTE
    Steve Sundquist (two     Robert D. Adams (three                  WITHHELD
                year term)                    year term)

INSTRUCTIONS: To withhold your vote for any individual nominee, write the nominee's name on this line.
                             ------------------------------------------------

2.  The approval of the appointment of       [ ] FOR  [ ] AGAINST  [ ] ABSTAIN
    Deloitte & Touche LLP as independent
    auditors for the fiscal year ending
    December 31, 2001.

3.  The adoption of the Banner Corporation   [ ] FOR  [ ] AGAINST  [ ] ABSTAIN
    2001 Stock Option Plan.

4.  In their discretion, upon such other
    matters as may properly come before
    the meeting.

The Board of Directors recommends a vote "FOR" the listed propositions.

The proxies or the Trustees of the ESOP, as the case may be, will vote your shares as directed on this card. If you do not indicate your choices on this card, the proxies will vote your shares in accordance with the directors' recommendations. If any other business is presented at the Annual Meeting, the proxies will vote your shares in accordance with the directors' recommendations. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy card also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and on matters incident to the conduct of the Annual Meeting.

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              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement dated March 16, 2001 and the Annual Report to Shareholders.

                            Please sign exactly as your name appears on the address label. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


                                    Dated:                            , 2001
                                          ----------------------------


                                    ----------------------------------------
                                           PRINT NAME OF SHAREHOLDER

                                    ----------------------------------------
                                           SIGNATURE OF SHAREHOLDER

                                    ----------------------------------------
                                           PRINT NAME OF SHAREHOLDER

                                    ----------------------------------------
                                           SIGNATURE OF SHAREHOLDER


                                    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS
                                    PROXY PROMPTLY IN THE ENCLOSED POSTAGE
                                    PREPAID ENVELOPE.

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